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                                                                    EXHIBIT 3.15

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            ADAMS RITE PRODUCTS, INC.


     Charles A. Collins and Brian P. Alleman certify that:

     1. They are the President and Chief Executive Officer and Secretary and Chief Financial Officer, respectively, of Adams Rite Products, Inc., a California corporation (the "Corporation").

     2. Articles I of the Articles of Incorporation of the Corporation is amended to read in full as follows:

                                   "Article I

         The name of this corporation is Adams Rite Sabre International, Inc."

     3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the Corporation is 50,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:    December 23, 1992

                                         /s/ Charles Collins
                                         --------------------------------------
                                         Charles A. Collins
                                         President and Chief Executive Officer



                                         /s/ Brian Alleman
                                         --------------------------------------
                                         Brian P. Alleman
                                         Secretary and Chief Financial Officer